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Exhibit 3.18

DSCB204 (Rev. B1)	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
ARTICLES OF INCORPORATION (PREPARE IN TRIPLICATE) COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE—CORPORATION BUREAU 308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120	☒ DOMESTIC BUSINESS CORPORATION ☐ DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION—COMPLETE BACK ☐ DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENCE NO.	FEE $75.00
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)
CONCORD PHARMACY SERVICES, INC.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)
1501 Mahantongo Street

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
Pottsville	Schuylkill	PA	17901

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

To engage in and do any lawful act for which a corporation may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, to invest in and to aid by loans, by making guarantees, and in any other manner, any business enterprises affiliated with this corporation or in which this corporation has any direct or indirect interest or with which this corporation does business, or the business of which is a direct or indirect benefit to this corporation.

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of shares	041 Stated Par Value Per Share if Any	042 Total Authorized Capital	031 Term of Existence
100,000 shares common	-0-	$100,000	Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator
060 Name	061, 062 063, 064 Address	(Street, City, State, Zip Code)	Number & Class of Shares

James J. Riley	221 Mahantongo St., Pottsville, PA 17901		1 sh. common

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 7th DAY OF October 1992

/s/ JAMES J. RILEY

—FOR OFFICE USE ONLY—

030 FILED OCT 13 1992	002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER
	REVIEWED BY [ILLEGIBLE] DATE APPROVED	004 SICC	AMOUNT $	001 CORPORATION NUMBER 2126067
[ILLEGIBLE] Secretary of the Commonwealth Department of State Commonwealth of Pennsylvania	DATE REJECTED MAILED BY DATE	CERTIFY TO ☐ REV. ☐ L & I ☐ OTHER	INPUT BY VERIFIED BY	LOG IN LOG OUT	LOG IN (REFILE) LOG OUT (REFILE)

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  Exhibit 3.18